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                                                                   Exhibit 5.1


                   [LETTERHEAD OF GROVER T. WICKERSHAM, P.C.]

                                December 11, 1998

audiohighway.com
20600 Mariani Avenue
Cupertino, CA 95014

         Re:      Registration Statement on Form SB-2
                  SEC File No. 333-59823

Gentlemen:

         At your request, we have examined the Registration Statement on Form SB-2 (File No. 333-52823) (the "Registration Statement") of audiohighway.com, a California corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering by the Company of (i) 2,000,000 newly issued units ("Firm Units"), each Unit consisting of one share of the Company's authorized but unissued common stock, no par value ("Common Stock") and one five-year Common Stock purchase warrant ("Warrants"), (ii) up to 300,000 newly issued Units pursuant to an option granted by the Company to the Underwriters solely to cover over-allotments, if any (the "Over-allotment Units"), and (iii) up to 200,000 newly issued Units issuable upon exercise of the warrants to be issued to the representative of the several underwriters in connection with the offering (the "Representative's Warrants Units"). The Firm Units, Over-allotment Units and Representative's Warrants Units are collectively referred to as the "Units."

         We have examined the original, or photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, and subject to the receipt from the Commission of an order declaring the Registration Statement effective under the Securities Act and compliance with applicable state securities laws, we are of the opinion that:

         1. The Firm Units, including the Common Stock and Warrants contained therein, when issued, sold and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         2. If and to the extent the over-allotment option is exercised, the Over-allotment Units, including the Common Stock and Warrants contained therein, when issued, sold and

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delivered against payment therefor as described in the Registration
Statement, will be validly issued, fully paid and non-assessable.

         3. If and to the extent the Representative's Warrants are exercised, the Representative's Warrants Units, including the Common Stock and Warrants contained therein, when issued, sold and delivered against payment therefor as described in the Representative's Warrants and the Registration Statement, will be validly issued, fully paid and non-assessable.

         4. If and to the extent the Warrants are exercised, the Common Stock issuable upon exercise thereof, when issued, sold and delivered against payment therefor as described in the Warrants and the Registration Statement, will be validly issued fully paid and non-assessable.

         We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of California. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                           Very truly yours,

                                           /s/ Grover T. Wickersham, P.C.
                                           -----------------------------------
                                           Grover T. Wickersham, P.C.